Exhibit 99.1

FOR IMMEDIATE RELEASE

NESCO HOLDINGS, INC. RAISES $140 MILLION IN CONNECTION WITH THE PREVIOUSLY ANNOUNCED ACQUISITION OF CUSTOM TRUCK ONE SOURCE

Federated Hermes Kaufmann Funds, Wells and Clearbridge among the lead investors in the private placement of common stock

Fort Wayne, Ind. – December 21, 2020 – Nesco Holdings, Inc. (NYSE: NSCO, "Nesco" or the "Company") today announced that it has entered into an agreement with a group of investors (the “Investors”), for the private placement of $140 million of common stock to finance in part the previously announced acquisition of Custom Truck One Source (“Custom Truck”).

The Investors have committed to purchase 28 million shares of the Company’s common stock at a price of $5.00 per share upon closing of the transaction. This private placement is expected to replace the need for Platinum Equity’s backstop, which represented $100 million of the over $850 million of equity that Platinum Equity has committed in connection with the transaction.

“This significant investment from a diverse group of high-quality institutional investors underscores the value creation inherent in the transformational combination of these two companies,” said Mark Ein, Chairman & CEO of Capitol Investment and Vice Chairman of Nesco. “Due to the strong interest in the offering from both current shareholders and new ones that enable us to expand our investor base, we chose to increase the size of the offering from the $100 million that we initially sought in this round.”

“This investment, combined with Platinum Equity’s investment, helps to solidify our new capital structure and is expected to improve the financial flexibility of the combined company,” said Josh Boone, Chief Financial Officer of Nesco. “We continue to be excited about the transformational combination with Custom Truck and this equity raise is an important milestone on a path to a successful closing.”

Advisors

Nesco was represented in the transaction by Citigroup, as lead placement agent, with Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Oppenheimer & Co. Inc., Stifel, Nicolaus & Company Inc., CJS Securities Inc., Colliers Securities LLC and Sidoti & Company LLC acting as co-placement agents. Latham & Watkins LLP acted as legal advisor.

About Nesco

Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco's coast-to-coast rental fleet of more than 4,500 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit investors.nescospecialty.com.

About Custom Truck

Custom Truck is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. Custom Truck solutions include rentals, sales, aftermarket parts and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, Custom Truck’s team of experts service its customers across an integrated network of 26 locations in North America. For more information, please visit www.customtruck.com.

Additional Information About the Acquisition and Where to Find It

This press release is being made in respect of the proposed acquisition of Custom Truck by Nesco. A special meeting of the stockholders of Nesco will be announced as promptly as practicable to seek stockholder approval in connection with the proposed acquisition. Nesco expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed acquisition. The definitive proxy statement will be sent or given to the stockholders of Nesco and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF NESCO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NESCO, CUSTOM TRUCK AND THE ACQUISITION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Nesco with the SEC at the SEC’s website at www.sec.gov, at Nesco’s website at investors.nescospecialty.com or by sending a written request to Nesco Holdings, Inc., 6714 Pointe Inverness Way, Suite 220, Fort Wayne, Indiana 46804, Attention: Chief Financial Officer and Secretary.

Participants in the Solicitation

Nesco and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Nesco’s stockholders in connection with the acquisition will be set forth in Nesco’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the acquisition will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the acquisition. You can find information about Nesco’s directors and executive officers in Nesco’s filings with the SEC, including Nesco’s definitive proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2020.

Forward-Looking Statements

Certain statements contained in this communication may be considered forward-looking statements within the meaning of U.S. securities laws, including section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. When used in this communication, the words “potential,” “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Nesco’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to consummate the acquisition of Custom Truck and to integrate the acquisition into the Nesco business; the ability to consummate the private placement; failure to obtain necessary stockholder and regulatory approvals or to satisfy any of the other conditions related to the acquisition of Custom Truck; the ability to realize expected synergies and the timing for any such realization; projected financial results for Nesco and Custom Truck, including on a combined basis; potential litigation associated with the acquisition of Custom Truck; the potential impact of the announcement of the acquisition of Custom Truck on Nesco’s or Custom Truck’s relationships, including with suppliers, customers, employees and regulators; the impact of the COVID-19 pandemic on Nesco’s or Custom Truck’s business operations, as well as the overall economy; Nesco’s ability to execute on its plans to develop and market new products and the timing of these development programs; Nesco’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Nesco’s solutions; the success of other competing technologies that may become available; Nesco’s ability to identify and integrate acquisitions; the performance and security of Nesco’s products and services; potential litigation involving Nesco; and general economic and market conditions impacting demand for Nesco’s services. For a more complete description of these and other possible risks and uncertainties, please refer to Nesco’s annual report on Form 10-K filed with the securities and exchange commission on March 13, 2020 and quarterly report on Form 10-Q filed with the securities and exchange commission on May 7, 2020, as well as to Nesco’s subsequent filings with the SEC. Should one or more of these material risks occur, or should the underlying assumptions change or prove incorrect, Nesco’s actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement. The forward-looking statements contained herein speak only as of the date hereof, and Nesco undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NESCO INVESTOR CONTACT

Josh Boone, CFO

(800) 252-0043

investors@nescospecialty.com